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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-11497) and Form S-8 (Nos. 333-38520, 333-22803,
333-00729, 33-59797, 33-56899, 33-39032 and 33-14009) of Campbell Soup Company
of our report dated September 6, 2000 relating to the financial statements, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania


October 18, 2000